                               TRANSFER AGREEMENT

                  TRANSFER AGREEMENT (the "AGREEMENT") dated as of December 28, 2001 among MOORE CORPORATION LIMITED, a corporation incorporated under the laws of the Province of Ontario (the "CORPORATION"), Greenwich Street Capital Partners II, L.P., a Delaware limited partnership ("GREENWICH FUND II"), and the other Persons listed in the Schedule of Investors attached hereto as SCHEDULE A (together with Greenwich Fund II, the "Investors" and individually, an "INVESTOR"). Capitalized terms used herein but not defined when used shall have the meanings ascribed to such terms in Section 1.1.

                                   WITNESSETH:

                  WHEREAS, the Corporation and the Partnership entered into that certain Debenture Purchase Agreement dated as of December 12, 2000 (the "DEBENTURE PURCHASE AGREEMENT");

                  WHEREAS, as contemplated under the Debenture Purchase Agreement, on December 21, 2000, the Partnership purchased, and the Corporation sold and issued to the Partnership, 8.70% Subordinated Convertible Debentures due 2009 in the original aggregate principal amount of $70,500,000 (the "DEBENTURES");

                  WHEREAS, the Corporation and the Partnership entered into that certain Conversion Inducement Agreement dated as of the date hereof (the "CONVERSION INDUCEMENT AGREEMENT") pursuant to which, among other things, (i) the Corporation agreed to cause Moore Holdings U.S.A. Inc., a corporation incorporated under the laws of the State of Delaware and a wholly-owned subsidiary of the Corporation ("SUBCO"), to issue to the Partnership an aggregate amount of 1,650,000 Preferred Shares (the "SUBCO PREFERRED SHARES") and covenanted to deliver the Contingent Consideration and (ii) the Partnership agreed to cause the Subco Preferred Shares to be transferred to the Corporation in exchange for 1,650,000 Common Shares (the "INITIAL SHARES") upon the terms and conditions therein;

                  WHEREAS, pursuant to that certain Second Amendment to Partnership Agreement and Conversion Agreement dated as of the date hereof, the Partnership distributed the Subco Preferred Shares to the Investors and assigned its rights and obligations with respect to the Initial Shares and the Contingent Consideration to the Investors in accordance with the terms thereof and as permitted under the terms of the Conversion Inducement Agreement;

                  WHEREAS, the parties hereto have agreed to enter into this Agreement to effectuate the exchange of the Subco Preferred Shares upon the terms and conditions herein;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties hereto agree as follows:

1.       INTERPRETATION

1.1 DEFINITIONS. Capitalized used and not otherwise defined herein shall have the meanings ascribed to them in the Conversion Inducement Agreement. Where used in this Agreement and any Schedule annexed hereto or in any amendments hereto, the following terms shall have the following meanings, respectively:

"2002 ADDITIONAL SHARES" has the meaning set out in Section 2.2(b);

"2003 ADDITIONAL SHARES" has the meaning set out in Section 2.2(c);

"2002 BLACKOUT PERIOD" means the 30-day period immediately prior to December 31, 2002;

"2003 BLACKOUT PERIOD" means the 30-day period immediately prior to December 31, 2003;

"2002 CONTINGENT CASH PAYMENT" has the meaning set out in Section 2.2(b);

"2003 CONTINGENT CASH PAYMENT" has the meaning set out in Section 2.2(c);

"2002 PRICE" has the meaning set out in Section 2.2(b);

"2003 PRICE" has the meaning set out in Section 2.2(c);

"2002 RESTRICTED PERIOD" means the 60-day period immediately prior to the 2002 Blackout Period;

"2003 RESTRICTED PERIOD" means the 60-day period immediately prior to the 2003 Blackout Period;

"ADDITIONAL SHARES" means the 2002 Additional Shares, if any, and the 2003 Additional Shares, if any;

"AFFILIATE" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Corporation;

"ANCILLARY AGREEMENTS" means, collectively, the Registration Rights Agreement and any agreements or other documents delivered pursuant to this Agreement or thereto;

"BOARD" means the Board of Directors of the Corporation;

"BUSINESS DAY" means a day which is not a Saturday, a Sunday or a day observed as a bank holiday in Toronto, Ontario or New York, New York;

"CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP;

"CLAIM" has the meaning set out in Section 7.2;

"CLOSING" has the meaning set out in Section 3.1;

"CLOSING DATE" has the meaning set out in Section 3.1;

"COMMON SHARES" means the common shares in the capital of the Corporation as currently constituted, any shares resulting from the change of the designation of such common shares, and any shares into which such common shares may be changed, converted, exchanged or reclassified;

"CONFIDENTIAL INFORMATION" has the meaning set out in Section 10.2(a);

"CONTINGENT CASH PAYMENTS" means the 2002 Contingent Cash Payment, if any, and the 2003 Contingent Cash Payment, if any;

"CONTINGENT CONSIDERATION" means (i) the 2002 Contingent Cash Payment or, at the option of the Corporation as provided in Section 2.2(b), the 2002 Additional Shares and (ii) the 2003 Contingent Cash Payment or, at the option of the Corporation as provided in Section 2.2(c), the 2003 Additional Shares, as the case may be;

"CONVERSION INDUCEMENT AGREEMENT" has the meaning set out in the Recitals;

"CORPORATION" has the meaning set out in the Preamble;

"DEBENTURE PURCHASE AGREEMENT" has the meaning set out in the Recitals;

"DEBENTURES" has the meaning set out in the Recitals;

"DOJ" has the meaning set out in Section 5.3;

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended;

"EXCHANGES" means The Toronto Stock Exchange and the NYSE;

"FTC" has the meaning set out in Section 5.3;

"GAAP", in respect of any Person, means generally accepted accounting principles as in effect from time to time in the country of organization of such Person (it being understood that for the Corporation, GAAP means Canadian GAAP);

"GENERAL PARTNER" means Greenwich Street Investments II, L.L.C.;

"GOVERNMENTAL AUTHORITY" means any national, federal, state, provincial, county, municipal, district or local government or government body, or any public administrative or regulatory agency, political subdivision, commission, court, arbitral body, board or body, or representative of any of the foregoing, foreign or domestic, of, or established by any such government or government body which has authority in respect of a particular matter or any quasi-governmental body having the right to exercise any regulatory authority thereunder;

"GREENWICH FUND II" has the meaning set out in the Preamble;

"GUARANTEE" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person (other than Guarantees between members of such Person's consolidated financial reporting group) in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

         (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

         (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

         (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

         (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof;

"HSR ACT" has the meaning set out in Section 5.3;

"INDEBTEDNESS" means, in respect of any Person at any date, without duplication,
(a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures (including the Debentures) or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Leases of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any capital stock (other than common shares) of such Person, (h) all Guarantees of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above to the extent quantified as liabilities, contingent obligations or like term in accordance with GAAP on the balance sheet (including notes thereto) of such Person, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, (but only to the extent of the fair market value of such Property), (j) all Swaps of such Person and (k) the liquidation value of any preferred capital stock of such Person or its Subsidiaries held by any Person other than such Person and its Wholly-Owned Subsidiaries;

"INDEMNIFIED PARTY" has the meaning set out in Section 7.2;

"INDEMNIFYING PARTY" has the meaning set out in Section 7.2;

"INITIAL SHARES" has the meaning set out in the Recitals;

"INTENT NOTICE" has the meaning set out in Section 6.2;

"ITA" means the Income Tax Act (Canada);

"OFFER NOTICE" has the meaning set out in Section 6.2;

"OBCA" means the Business Corporations Act (Ontario);

"PARTNERSHIP" means Chancery Lane/GSC Investors L.P., a Delaware limited partnership in which each of the Investors holds certain partnership interests;

"PARTNERSHIP AGREEMENT" means that certain Partnership Agreement of the Partnership dated as of December 12, 2000, as amended, supplemented, changed or modified from time to time;

"PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or Governmental Authority;

"PREFERRED SHARES" means the exchangeable preferred stock, no par value per share, of Subco;

"PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate;

"PROPOSED SHARES"  has the meaning set out in Section 6.2;

"PROSPECTIVE SELLER" has the meaning set out in Section 6.2;

"PURCHASE OF COMMON SHARES" means the purchase of any Common Shares or entering into of any derivative securities transaction related thereto that results in the purchase of Common Shares, other than purchasing puts or purchases required to meet obligations under employee benefit plans;

"REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement to be entered into by the Corporation, the Partnership and certain limited partners of the Partnership on the Closing Date, substantially in the form annexed hereto as
EXHIBIT 1, as amended, supplemented, changed or modified from time to time;

"REPRESENTATIVES" has the meaning set out in Section 10.2(b);

"RESPONSIBLE OFFICERS" means, with respect to any Person, any chief financial officer, treasurer or controller of the Person and any other officer of the Person reasonably expected to have knowledge of the matter as to which such officer's knowledge is required;

"SALE OF COMMON SHARES" means the sale of any Common Shares or entering into of any derivative securities transaction related thereto that results in the sale of Common Shares, other than any such sale by the Partnership or its Affiliates to an Affiliate of the Partnership;

"SEC" means the United States Securities and Exchange Commission;

"SENIOR FINANCIAL OFFICER" means the chief financial officer, treasurer or controller of the Corporation;

"SIGNIFICANT SUBSIDIARY" means (i) any Subsidiary that, as of the relevant date of determination, had assets that had a fair market value representing 10% or more of the total consolidated assets of the Corporation and its Subsidiaries or revenues representing 10% or more of the total consolidated revenues of the Corporation and its Subsidiaries and (ii) Subco (for the purposes of this Agreement);

"SUBCO" has the meaning set out in the Preamble;

"SUBCO PREFERRED SHARES" has the meaning set out in the Recitals;

"SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership, limited liability company or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership, limited liability company or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Corporation;

"SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined;

"TRADING PRICE" means, at the time of determination, the most recent reported per share price at which a transaction in the Common Shares was executed on the NYSE;

"U.S. SECURITIES ACT" means the Securities Act of 1933, as amended from time to time; and

"WEIGHTED AVERAGE TRADING PRICE PER SHARE" means the weighted average of the reported per share prices at which transactions in the Common Shares are executed on the NYSE during the twenty consecutive NYSE trading days (defined as 9:30 a.m. through 4:00 p.m., Eastern Time) ending on the trading day immediately prior to the date of determination (weighted based on the number of shares of Common Shares traded), as such weighted average price appears on the Bloomberg screen "Volume at Price" page for the Common Shares.

1.2      RULES OF CONSTRUCTION.  Unless the context otherwise requires, in this
Agreement:

         (a) "Agreement", "this Agreement", "the Agreement", "hereto", "hereof", "herein", "hereby", "hereunder" and similar expressions mean or refer to this Agreement as amended from time to time, including the Schedules and Exhibits annexed hereto or to any amendment to this Agreement, and any agreement or instrument supplemental hereto and the expressions "Article", "Section", "Schedule" and "Exhibit" followed by a number or letter mean and refer to the specified Article, Section, Schedule or Exhibit of this Agreement;

         (b) the division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation thereof;

         (c) words importing the singular number only shall include the plural and vice versa and words importing the use of any gender shall include all genders;

         (d) reference to any agreement, indenture or other instrument in writing means such agreement, indenture or other instrument in writing as amended, modified, replaced or supplemented from time to time;

         (e) reference to any statute shall be deemed to be a reference to such statute as amended, re-enacted or replaced from time to time;

         (f) if there is any conflict or inconsistency between the provisions contained in the body of this Agreement and those of any Schedule or Exhibit (other than the Ancillary Agreements) hereto, the provisions contained in the body of this Agreement shall prevail;

         (g) time periods within which a payment is to be made or any other action is to be taken hereunder shall be calculated excluding the day on which the period commences and including the day on which the period ends; and

         (h) whenever any payment to be made or action to be taken hereunder is required to be made or taken on a day other than a Business Day, such payment shall be made or action taken on the next following Business Day.

1.3 SEVERABILITY. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct. To the extent that any such provision is found to be invalid, illegal or unenforceable, the parties hereto shall act in good faith to substitute for such provision, to the extent possible, a new provision with content and purpose as close as possible to the provision so determined to be invalid, illegal or unenforceable.

1.4 GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the State of New York, without regard to principles governing conflicts of law. Each of the parties hereby submits to the exclusive jurisdiction of the courts of the State of New York and all courts competent to hear appeals therefrom, and waives any objection as to venue in the County of New York, State of New York with respect to any suit, claim or other dispute arising out of or related to this Agreement or the Ancillary Agreements.

1.5 WAIVER OF IMMUNITY. To the extent that any of the parties hereto has or hereafter may be entitled to claim or may acquire, for itself or any of its assets, any immunity from suit, jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations hereunder or under the Ancillary Agreements to which it may be a party to the fullest extent permitted by applicable law and, without limiting the generality of the foregoing, agrees that the waivers set forth in this
Section 1.5 shall be effective to the fullest extent now or hereafter permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and are intended to be irrevocable for purposes of such Act.

1.6 WAIVER OF JURY TRIAL. Each party hereto hereby waives, to the fullest extent permitted by applicable laws, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Ancillary Agreements. Each party hereto
(a) certifies that no representative, agent or counsel of the other party has represented expressly or otherwise that the other party would not, in the event of litigation, seek to enforce the foregoing waiver, and (b) acknowledges that it and the other party hereto have been induced to enter into this Agreement and the Ancillary Agreements by, among other things, the mutual waivers and certifications contained in this Section 1.6.

1.7 CURRENCY. All references to currency herein are to lawful money of the United States of America.


1.8 TAX EFFECT. The parties hereto intend, for United States federal income tax purposes, that the transactions contemplated hereby qualify as a reorganization within the meaning of Section 368(a)(1)(E) of the United States Internal Revenue Code of 1986, as amended, and shall file all United States federal income tax returns consistently with such treatment.

1.9 CONFLICT WITH CONVERSION INDUCEMENT AGREEMENT. In the event of any conflict between the provisions of this Agreement and the provisions of the Conversion Inducement Agreement, the provisions of this Agreement shall govern.

2. EXCHANGE OF SUBCO PREFERRED SHARES; CONTINGENT CONSIDERATION

2.1 INITIAL SHARES. Upon the terms and subject to the conditions of this Agreement, the Corporation shall issue the Initial Shares to the Investors in exchange for the Subco Preferred Shares, free and clear of any Liens, other than Liens created under this Agreement. Each Investor shall be entitled to receive the number of Initial Shares that is specified opposite its name on SCHEDULE A attached hereto. At the request of the Corporation, each Investor agrees to make and cause to be filed an election under subsection 85(1) or 85(2) of the ITA, as applicable, in respect of the transfer of Subco Preferred Shares transferred by such Investor, at an elected amount equal to the fair market value of the Subco Preferred Shares transferred by such Investor.

2.2      CONTINGENT CONSIDERATION.

         (a) Upon the terms and subject to the conditions of this Agreement, the Corporation shall issue or pay the Contingent Consideration to the Investors in accordance with the terms of this Section 2.2.

         (b) If the Weighted Average Trading Price Per Share determined as of December 31, 2002 (as adjusted pursuant to paragraph (e) of this Section 2.2, the "2002 PRICE") is less than $8.00 per share (as adjusted pursuant to paragraph (e) of this Section 2.2), then the Corporation shall pay to the Investors, on December 31, 2002, an amount in cash (the "2002 CONTINGENT CASH PAYMENT") equal to the lesser of : (i) (A) $14,000,000 minus (B) the value of the Initial Shares on such date, determined by multiplying the number of Initial Shares (as adjusted pursuant to paragraph (e) of this Section 2.2) by the 2002 Price; and (ii) the value of 3,000,000 Common Shares (as adjusted pursuant to paragraph (e) of this Section 2.2), on such date, determined by multiplying 3,000,000 by the 2002 Price. At the option of the Corporation, the Corporation may satisfy the 2002 Contingent Cash Payment obligation by issuing to the Investors, on December 31, 2002, instead of the 2002 Contingent Cash Payment, an additional number of Common Shares, free and clear of any Liens other than Liens created under this Agreement (the "2002 ADDITIONAL SHARES") equal to the number obtained by dividing the 2002 Contingent Cash Payment by the 2002 Price.

         (c) If the Weighted Average Trading Price Per Share determined as of December 31, 2003 (as adjusted pursuant to paragraph (e) of this Section 2.2, the "2003 PRICE") is less than $10.83 per share (as adjusted pursuant to paragraph (e) of this Section 2.2), then the Corporation shall pay to the Investors, on December 31, 2003, an amount in cash (the "2003 CONTINGENT CASH PAYMENT") equal to the lesser of : (i) $9,000,000 and (B) the value of 6,000,000 Common Shares (as adjusted pursuant to paragraph (e) of this Section 2.2), on such date, determined by multiplying 6,000,000 by the 2003 Price; provided, however, that if, prior to December 31, 2003, the Investors sell any of the Initial Shares or the 2002 Additional Shares issued pursuant to paragraph (b) of this Section 2.2 to any Person (other than another Investor or an Affiliate of an Investor), then the foregoing amount shall be reduced on a dollar-for-dollar basis by the amount, if any, that the aggregate cash proceeds received from any such sale(s) prior to December 31, 2003 of Initial Shares or 2002 Additional Shares exceeds the product of (i) the number of such Initial Shares and 2002 Additional Shares that have been sold prior to December 31, 2003 and (ii) the Weighted Average Trading Price Per Share determined as of the Closing Date. At the option of the Corporation, the Corporation may satisfy the 2003 Contingent Cash Payment obligation by issuing to the Investors, on December 31, 2003, instead of the 2003 Contingent Cash Payment, an additional number of Common Shares, free and clear of any Liens other than Liens created under this Agreement (the "2003 ADDITIONAL SHARES") equal to the number obtained by dividing the 2003 Contingent Cash Payment by the 2003 Price. In order to determine whether any Initial Shares or 2002 Additional Shares have been sold as provided in the proviso of the first sentence of this paragraph (c), all Common Shares received by the Investors upon conversion of the Debentures shall be deemed to have been sold first and shall not be considered in the application of such proviso. In addition, the Initial Shares and any 2002 Additional Shares that were issued pursuant to paragraph (b) of Section 2.1 and paragraph (b) of this Section 2.2 shall be kept in a segregated account separate and apart from any shares issued upon conversion of the Debentures or otherwise acquired by the Investors or their Affiliates. Prior to issuing any of the 2003 Additional Shares, the Investors shall provide a certificate to the Corporation certifying the number and sale price of any Initial Shares and any 2002 Additional Shares that were issued pursuant to paragraph (b) of Section 2.1 and paragraph (b) of this Section 2.2 that were sold by the Investors or their Affiliates prior to December 31, 2003 (other than to another Investor or an Affiliate of an Investor), together with a copy of the broker's account statement for such sales if requested by the Corporation.

         (d) Any Additional Shares issued in satisfaction of the Contingent Cash Payments may be issued to the Investors on exchange of exchangeable preferred shares of a wholly-owned non-Canadian subsidiary of the Corporation using the structure contemplated in Sections 3.2(a), 3.2(b) and 3.3(c) of the Conversion Inducement Agreement; provided, that, at the time of such issuance, the Corporation makes representations, warranties, covenants and indemnities to the Investors with respect to such exchangeable preferred shares that are substantially the same as those made by the Corporation to the Investors with respect to the Subco Preferred Shares.

         (e) The number of Common Shares used to determine the 2002 Contingent Cash Payment and the 2003 Contingent Cash Payment pursuant to paragraphs (b) and (c) above and the 2002 Price and the 2003 Price shall be adjusted in the event of a merger, consolidation, recapitalization, stock split, reclassification or other similar event or distribution in which the Common Shares are converted, exchanged or otherwise changed. The Corporation shall forthwith give notice to the Investors in the manner provided in Section 11 specifying the event requiring such adjustment or readjustment and the results thereof, including the number of Common Shares used to determine the 2002 Contingent Cash Payment and the

                  2003 Contingent Cash Payment pursuant to paragraphs (b) or (c) above and the resulting 2002 Price and 2003 Price. Furthermore, the Corporation shall give notice to the Investors, in the manner provided in Section 11, of its intention to take any action that may give rise to any such adjustment or readjustment at the same time as any public announcement thereof and in any event no later than the time at which holders of Common Shares are notified of any such action, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided, that the Corporation shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 7 days in each case prior to such applicable record date or effective date, whichever is earlier.

        (f) Upon the issuance of any 2002 Additional Shares and 2003 Additional Shares as contemplated by this Section 2.2, the Corporation shall deliver to the Investors a duly executed stock certificate or certificates representing such shares registered in the Investors' names in the amounts that correspond to their original percentage ownership of the Initial Shares as promptly on or after the relevant December 31 delivery date as the Corporation's transfer agent can prepare such certificate or certificates for such delivery. In addition, the Corporation shall enter in an agreement with the Investors containing substantially the same representations, warranties, covenants and indemnities, as applicable, as set forth in this Agreement with respect to the 2002 Additional Shares and the 2003 Additional Shares and also shall issue the opinions of counsel to the Corporation, dated the issuance dates of the 2002 Additional Shares and the 2003 Additional Shares, with respect to the issuance of such Additional Shares, each substantially in the form of the opinions deliverable to the Partnership pursuant to Section 3.2(c)(ii).

3.       CLOSING; DELIVERY

3.1 CLOSING. The closing of the transactions contemplated by Section 3 (the "CLOSING") shall occur concurrently with the closing of the transactions contemplated by the Conversion Inducement Agreement. The Closing shall take place at 10:00 a.m. (New York City time) at the offices of Squadron Ellenoff Plesent & Sheinfeld LLP, 551 Fifth Avenue, New York, New York, on December 28, 2001, (such closing day or such other time being hereinafter referred to as the "CLOSING DATE") or at such other time or place as may be agreed by the parties hereto in writing.

3.2      ACTIONS BY THE CORPORATION AT CLOSING.  At the Closing, the
         Corporation shall:

         (a) against delivery by the Investors of the Subco Preferred Shares as contemplated in Section 3.3(a) below, deliver to Investors a duly executed stock certificate or certificates registering that number of Initial Shares set forth opposite such Investor's name on SCHEDULE A attached hereto;

         (b) deliver to the Investors the Ancillary Agreements duly executed by the Corporation; and

         (c) deliver or cause to be delivered to the Investors the following:

                      (i) copies of resolutions of the Board authorizing the transactions contemplated by this Agreement and the Ancillary Agreements, each certified as being true and correct and not having been modified or rescinded since their adoption by the Secretary or Assistant Secretary of the Corporation, together with an incumbency certificate duly executed by the Secretary or Assistant Secretary of the Corporation for those officers of the Corporation executing this Agreement and any of the Ancillary Agreements on its behalf;

                      (ii) the opinions of counsel addressed to the Investors, each dated the Closing Date, covering the matters set forth on EXHIBIT 2; and

                      (iii) such other documents and certificates duly executed as the Investors may reasonably request in order to effect the transactions contemplated hereby.

3.3 ACTIONS BY THE INVESTORS AT CLOSING. At the Closing, the Investors shall:

         (a) deliver the Subco Preferred Shares to the Corporation in exchange for the Initial Shares contemplated in Section 3.2(a) above;

         (b) deliver to the Corporation the Ancillary Agreements duly executed by the parties thereto other than the Corporation; and

         (c) deliver or cause to be delivered to the Corporation the following:

                     (i) an incumbency certificate duly executed by a Member of the General Partner for those officers of the General Partner executing this Agreement and any of the Ancillary Agreements on its behalf; and

                     (ii) such other documents and certificates duly executed as the Corporation may reasonably request in order to effect the transactions contemplated hereby.

4.       REPRESENTATIONS AND WARRANTIES

4.1 REPRESENTATIONS AND WARRANTIES OF THE CORPORATION. The representations and warranties of the Corporation set forth in Section 4.1 of the Conversion Inducement Agreement are hereby incorporated by reference in their entirety and references therein to the Partnership shall be deemed to be references to the Investors for all purposes of this Agreement and such representations and warranties shall enure to the benefit of the Investors without any qualification or limitation, other than as expressly set forth in such representations and warranties. The Corporation acknowledges that the Investors are relying upon such representations and warranties in connection with their entering into this Agreement.

4.2 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each Investor severally and not jointly represents and warrants to the Corporation as follows and acknowledges that the Corporation is relying upon such representations and warranties in connection with its entering into this Agreement:

       (a) ORGANIZATION; POWER AND AUTHORITY. The Investor is a limited partnership duly organized and is validly existing under the laws of its jurisdiction of organization; the General Partner is the sole general partner of the Investor; the General Partner has all necessary limited liability company or partnership power to execute and deliver this Agreement and each of the Ancillary Agreements on behalf of the Investor and the Investor has all necessary partnership power to enter into this Agreement and each of the Ancillary Agreements and to comply with its obligations hereunder and thereunder.

       (b) AUTHORIZATION, ETC. The General Partner has taken all necessary limited liability company or partnership action to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements; this Agreement and the Ancillary Agreements have been duly executed and delivered by the General Partner on behalf of the Investor and constitute the legal, valid and binding obligations of the Investor enforceable by the Corporation in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights and subject to the qualification that specific performance and injunction, being equitable remedies, may be granted only in the discretion of a court of competent jurisdiction.

       (c) COMPLIANCE WITH OTHER INSTRUMENTS, ETC. Neither: (i) the authorization, execution, delivery or performance by the Investor of this Agreement and the Ancillary Agreements; (ii) the conversion of the Debentures held by the Investor; or
                  (iii) the acquisition of the Initial Shares as provided herein, is in conflict with and does not and will not result in any breach of and does not and will not create a state of facts which after notice or lapse of time or both will result in a breach of any of the terms or provisions of the limited partnership agreement of the Investor, the resolutions of the board of directors of the General Partner, or results or would result in the creation or imposition of any security interest, mortgage, Lien, charge or encumbrance of any nature whatsoever upon any of the Material Properties or assets of the Investor pursuant to the terms of any indenture, instrument, agreement or undertaking.

       (d) NO ORDERS. To the knowledge of the General Partner, after reasonable inquiry, no order suspending the transfer of the Subco Preferred Shares, the conversion of the Debentures held by the Investor or the acquisition of the Initial Shares by the Investor has been issued by any court, securities commission or regulatory authority in Canada or the United States, and no proceedings for such purpose are pending or threatened.

       (e) INVESTMENT REPRESENTATION. The Investor is acquiring the Initial Shares as principal for investment purposes only, and not with a view to, or for, resale, distribution or any present intention of distributing or selling the Initial Shares or any part thereof. The Investor is acquiring the Initial Shares as principal for its own account and the Investor is an "accredited investor" as the term is defined in Regulation D under the U.S. Securities Act and OSC Rule 45-501. The Investor is not a resident of Canada.

       (f) ACKNOWLEDGEMENT RE: SECURITIES LAWS. The Investor understands, recognizes and acknowledges that the Initial Shares have not been qualified for distribution or registered under any applicable securities legislation, including the Ontario Securities Act, the U.S. Securities Act or any other applicable federal, provincial or state securities laws by reason of exemptions from such requirements being available, and that the Initial Shares may not be sold, pledged, assigned or otherwise disposed of in the absence of compliance with such law or unless an exemption from the application of such law is applicable, and certificates issued in respect of the Initial Shares will be legended to reflect such restrictions.

4.3 SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES. All covenants, representations and warranties of each party made herein and in any certificate or other document delivered by it or on its behalf pursuant to the provisions hereof or otherwise with respect to this Agreement and the transactions contemplated hereby, shall survive the Closing and, notwithstanding such closing, nor any investigation made by or on behalf of such party, shall continue in full force and effect, subject as hereinafter provided, for a period of eighteen months from the Closing Date for the benefit of the party to whom the covenants, representations and warranties are made; provided, however, that notwithstanding anything herein contained, the representations and warranties contained in Sections 4.1(b), (c), (d) and (e) of the Conversion Inducement Agreement which have been incorporated herein by reference shall survive the Closing and shall continue in full force and effect for the benefit the Investors without any limitation period and the representation and warranty contained in Section 4.1(k) of the Conversion Inducement Agreement which has been incorporated herein by reference shall survive the Closing and shall continue in full force and effect for the benefit of the Investors until the 60th day after the expiration of the relevant statute of limitations period.

5.       COVENANTS OF THE PARTIES

5.1 AFFIRMATIVE COVENANTS OF THE CORPORATION. The Corporation covenants and agrees with the Investors that it will do or cause to be done, and, as applicable, will cause Subco to do or cause to be done, the following:

       (a) use its reasonable best efforts to comply with, satisfy and fulfill promptly all prerequisites, conditions and requirements imposed by or arising out of legal, regulatory and administrative requirements applicable to the Corporation with respect to the consummation of the transactions contemplated hereby, including, without limiting the generality of the foregoing, (i) filing or causing to be filed all documents, certificates, opinions, forms or undertakings required to be filed by the Corporation in connection with the acquisition by the Investors of the Initial

                  Shares, the issuance of the Initial Shares and the listing and posting for trading of the Initial Shares on the Exchanges, and (ii) subject to Section 5.3, obtaining all necessary legal, regulatory and administrative approvals, consents, authorizations, rulings, orders and permits;

       (b) maintain its status as a "reporting issuer" in good standing under the Ontario Securities Act and other applicable Canadian securities legislation and as a "registrant" in good standing under the Exchange Act;

       (c) maintain the listing or posting for trading of the Common Shares (including the Initial Shares) on the NYSE; and

       (d) pay all stamp or duty or similar taxes, if any, associated with the issuance and/or delivery of the Initial Shares.

5.2 AFFIRMATIVE COVENANTS OF THE INVESTORS. Subject to Section 5.3, the Investors covenants and agrees with the Corporation that it will use its reasonable best efforts to comply with, satisfy and fulfill promptly all prerequisites, conditions and requirements imposed by or arising out of legal, regulatory and administrative requirements applicable to the Investors with respect to the consummation of the transactions contemplated hereby, including, without limiting the generality of the foregoing, (i) filing or causing to be filed all documents, certificates, opinions, forms or undertakings required to be filed by the Investors in connection with the acquisition by the Investors of the Initial Shares and the issuance of the Initial Shares, and (ii) obtaining all necessary legal, regulatory and administrative approvals, consents, authorizations, rulings, orders and permits.

5.3 HSR ACT. The Corporation and Greenwich Fund II have filed or will file concurrently with the execution of this Agreement (a) all Notification and Report Forms and related material required to be filed by it with the Federal Trade Commission ("FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR ACT") with respect to the transactions contemplated hereby and by the Ancillary Agreements and (b) the necessary filings and notifications with any other jurisdictions with respect to the transactions contemplated hereby and the Ancillary Agreements to the extent required to effect the conversion of the Debentures and, in each case, shall promptly make any further filings pursuant thereto that may be required by law. Each of the Corporation and Greenwich Fund II shall use its commercially reasonable efforts to furnish to the other party such information, cooperation and assistance as the other party reasonably may request in connection with the submissions to, or agency proceedings by, any Governmental Authority under the HSR Act, or any comparable laws of foreign jurisdictions, and each of the parties hereto shall keep the other promptly apprised of any communications with, and inquiries or requests for information from, such Governmental Authorities.

5.4 VCOC. The rights granted to the Investors under Section 8.1 of this Agreement and the existing rights with respect to the nomination of directors are intended to satisfy the requirement of management rights for purposes of qualifying the investment by the Investors in the ownership of Common Shares as a venture capital investment for purposes of the Department of

Labor "plan asset" regulations, 9 C.F.R. Section 2510.3-101, and in the event such rights are not satisfactory for such purpose, the Corporation and the Investors shall reasonably cooperate in good faith to agree upon mutually satisfactory access rights which satisfy such regulations.

6.       RESTRICTIONS ON TRANSFERS OF THE COMMON SHARES

6.1      RESTRICTIONS ON SALE OF COMMON SHARES.
         -------------------------------------

(a) 30 DAY BLACKOUT PERIOD. The Investors and their Affiliates shall not engage in any Sale of Common Shares during the 2002 Blackout Period and the 2003 Blackout Period. The Corporation and its Affiliates shall not engage in any Purchase of Common Shares during the 2002 Blackout Period and the 2003 Blackout Period.

(b)      60 DAY RESTRICTED PERIOD.

                  (i) During the 2002 Restricted Period, the Investors and their Affiliates shall not engage in any Sale of Common Shares if at the time of the proposed sale the Trading Price is between $7.00 and $9.00.

                  (ii) During the 2003 Restricted Period, each of the Investors and their Affiliates shall not engage in any Sale of Common Shares if at the time of the proposed sale the Trading Price is between $9.00 and $12.50.

                  (iii) Subject to paragraphs (i) and (ii) above, the Investors and their Affiliates may, during each of the 2002 Restricted Period and 2003 Restricted Period, (A) sell Common Shares in one or more registered public offerings; (B) sell up to 3,750,000 Common Shares in open-market transactions; and (C) sell Common Shares in one or more private placements so long as the buyer(s) in such private placement(s) agrees in writing to be bound by the provisions of paragraphs (i) and (ii) above.

(c) The per share prices of Common Shares contained in this paragraph (b) above shall be adjusted in the event of a merger, consolidation, recapitalization, stock split, reclassification or other similar event or distribution with respect to, or in exchange for or in replacement of, the Common Shares.

6.2 RIGHT OF FIRST OFFER. If any Investor or an Affiliate of an Investor (the "PROSPECTIVE SELLER") wishes to sell any of its Common Shares prior to December 31, 2003 (other than a sale to another Investor or an Affiliate of an Investor and other than pursuant to the exercise of registration rights or an open-market sale on the NYSE or The Toronto Stock Exchange), the Prospective Seller shall deliver a written notice ("INTENT NOTICE") to the Corporation specifying the number of Common Shares which are proposed to be sold and the desired price for such shares (the "PROPOSED SHARES"). The Corporation shall, upon receipt of an Intent Notice, have ten (10) Business Days to deliver a written notice ("OFFER NOTICE") to the Prospective Seller specifying the name(s) of one or more bona-fide purchasers offering to purchase the Proposed Shares at a cash purchase price equal to or greater than the purchase price specified in the Intent Notice within three (3) Business Days from the date such Offer Notice is delivered to the

Prospective Seller. The Prospective Seller shall forthwith accept any Offer Notice delivered in accordance with the requirements of this Section 6.2, and the closing of the purchase and sale of the Proposed Shares shall occur within three (3) Business Days thereafter. If at the end of such ten-day period, the Prospective Seller has not received an Offer Notice or the purchase and sale of the Proposed Shares pursuant to the Offer Notice has not occurred within such 3-day period (and such failure to close has not been caused by the Prospective Seller), the Prospective Seller shall be permitted to sell the Proposed Shares during the 90 day period thereafter at a price which is not less than 90% of the desired price specified in the Intent Notice.

6.3 RESTRICTION ON DISTRIBUTION. Notwithstanding any other provision of this Agreement, the Investors shall not distribute the Initial Shares or the Common Shares received by them upon conversion of the Debentures to their limited partners for a period of one year from the Closing Date.

7.       INDEMNIFICATION

7.1 INDEMNIFICATION BY THE CORPORATION. From and after the Closing, the Corporation agrees to indemnify and save harmless the Investors and their Affiliates and the directors, officers, general partners, employees, shareholders, representatives and agents of the Investors and their Affiliates (collectively, the "INDEMNITEES") from all Losses suffered or incurred by any of them as a result of or arising directly or indirectly out of or in connection with: (a) any breach by the Corporation of or any inaccuracy of any representation or warranty of the Corporation contained in this Agreement, the Ancillary Agreements or in any agreement, certificate or other document delivered pursuant hereto and (b) any breach or non-performance by the Corporation of any covenant to be performed by any of them which is contained in this Agreement, the Ancillary Agreements or in any agreement, certificate or other document delivered pursuant hereto. Notwithstanding anything contained herein to the contrary, the indemnification provided above (except with respect to any breach of the representations and warranties set forth in Sections 4.1(b), (c), (d), (e) and (k) of the Conversion Inducement Agreement which have been incorporated herein by reference) shall (i) only apply to the extent that, and not until, the aggregate of all amounts subject to indemnification under clause (a) of this Section 7.1 exceeds $1,000,000 (in which event, the Indemnitees shall be entitled to indemnification as provided herein for all such Losses and not just the excess over $1,000,000) and (ii) not exceed $23,000,000 in the aggregate. The indemnification with respect to any breach of Section 4.1(k) of the Conversion Inducement Agreement shall be increased by an amount such that the Indemnitees will receive cash, after taking into account any Canadian non-resident withholding tax imposed under Part XIII of the ITA, equal to the amount owing pursuant to this Section 7.1 (without regard to this sentence) as a result of the breach of Section 4.1(k).

7.2 NOTICE OF CLAIM; INVESTIGATIONS; DETERMINATION. Subject to Section 7.3, in the event that a party (the "INDEMNIFIED PARTY") shall become aware of any claim, proceeding or other matter (a "CLAIM") in respect of which another party (the "INDEMNIFYING PARTY") agreed to indemnify the Indemnified Party pursuant to this Agreement and, if a claim for breach of representation and warranty of the Indemnifying Party, in respect of which the applicable survival period shall not have lapsed, the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party. Such notice shall specify the factual basis for the Claim and the amount of the Claim, if known. Following receipt of notice from the Indemnified Party of the Claim, the Indemnifying Party shall have 60 days to make such investigation of the Claim as is considered necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information as the Indemnifying Party may reasonably request. If both parties agree at or prior to the expiration of such 60-day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim.

7.3 CERTAIN CLAIMS. If any Claim arises directly or indirectly out of or in connection with the Corporation's execution, delivery and performance of this Agreement or the Ancillary Agreements and is asserted against any Indemnitee, such Indemnitee shall promptly give the Corporation notice thereof in accordance with Section 7.2. The Corporation shall have the right to control negotiations toward resolution of such Claim without the necessity of litigation, and, if litigation ensues, to defend the same with counsel chosen by the Corporation and reasonably acceptable to the such Indemnitee, at the Corporation's expense with respect to the conduct of such defense, and such Indemnitee shall in such case extend reasonable cooperation in connection with such negotiation and defense and the Corporation shall keep such Indemnitee reasonably informed as to such case. If the Corporation fails to assume control of the negotiations prior to litigation or to defend such action within a reasonable time, such Indemnitee shall be entitled, but not obligated, to assume control of such negotiations or defense of such action, and the Corporation shall be liable to such Indemnitee for its expenses reasonably incurred in connection therewith which the Corporation shall promptly pay. Neither party shall settle, compromise, or make any other disposition of any Claims, which would or might result in any liability to the Indemnitee or the Corporation, respectively, under this Section 7 without the written consent of the Indemnitee or the Corporation, respectively, which consent shall not be unreasonably withheld.

7.4 THIRD PARTY CLAIMS. If any Claim covered by the foregoing indemnities is asserted against any Indemnified Party, it shall be a condition to the obligations under this Section 7 that the Indemnified Party shall promptly give the Indemnifying Party notice thereof in accordance with Section 7.2. The Indemnifying Party shall be entitled to control negotiations toward resolution of such claim without the necessity of litigation, and, if litigation ensues, to defend the same with counsel reasonably acceptable to the Indemnified Party, at the Indemnifying Party's expense, and the Indemnified Party shall in such case extend reasonable cooperation in connection with such negotiation and defense. If the Indemnifying Party fails to assume control of the negotiations prior to litigation or to defend such action within a reasonable time, the Indemnified Party shall be entitled, but not obligated, to assume control of such negotiations or defense of such action, and the Indemnifying Party shall be liable to the Indemnified Party for its expenses reasonably incurred in connection therewith which the Indemnifying Party shall promptly pay. Neither the Indemnifying Party nor the Indemnified Party shall settle, compromise, or make any other disposition of any Claims, which would or might result in any liability to the Indemnified Party or the Indemnifying Party, respectively, under this Section 7 without the written consent of the Indemnified Party or the Indemnifying Party, respectively, which consent shall not be unreasonably withheld.

7.5 EXCLUSIVITY. The provisions of this Section 7 shall be the exclusive remedy with respect to any Claim for breach by the Corporation of any of its covenants, representations, warranties or agreements under this Agreement or the Ancillary Agreements, or any agreement, certificate or other document delivered pursuant thereto (other than a Claim for specific performance or injunctive relief) and all such Claims against the Corporation shall be subject to the limitations and other provisions contained in this Section 7, other than claims against the Corporation for fraud or fraudulent misrepresentation.

8.       INFORMATION AS TO THE CORPORATION

8.1 FINANCIAL AND BUSINESS INFORMATION. So long as an Investor together with any of its Affiliates holds at least 2.5% of the issued and outstanding Common Shares, the Corporation shall deliver to the Investor:

         (a) MONTHLY STATEMENTS - within 20 Business Days after the end of each month upon the written request of the Investor to the Corporation, duplicate copies of financial reports prepared monthly in the normal course of business for the Corporation's management and/or the Board with respect to the Corporation's operations by region and business segment, including an income statement, balance sheet and statement of cash flows;

         (b) QUARTERLY STATEMENTS - within 45 days after the end of each quarterly fiscal period in each fiscal year of the Corporation (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

                           (i)      a consolidated balance sheet of the
                                    Corporation and its Subsidiaries as at the end of such quarter; and

                           (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Corporation and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Corporation's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor applicable to the Corporation (or such other quarterly report as is applicable to the Corporation) and filed with the SEC shall be deemed to satisfy the requirements of this Section 8.1(b);

         (c) ANNUAL STATEMENTS - within 90 days after the end of each fiscal year of the Corporation, duplicate copies of:

                           (i)      a consolidated balance sheet of the
                                    Corporation and its Subsidiaries, as at the end of such year; and

                           (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Corporation and its Subsidiaries, for such year,

                           setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing in the Corporation's jurisdiction, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the Corporation's Annual Report on Form 10-K for such fiscal year (together with the Corporation's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor applicable to the Corporation (or such other annual report as is applicable to the Corporation) and sent to shareholders with the annual proxy statement and filed with the SEC shall be deemed to satisfy the requirements of this Section 8.1(c);

         (d) SEC, OSC AND OTHER REPORTS - promptly upon their becoming publicly available and upon request by the Investor to the Corporation, one copy of (i) each financial statement, report, notice or proxy statement sent by the Corporation or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Corporation or any Subsidiary with the SEC, the OSC or any other Canadian securities regulatory authorities;

         (e) REQUESTED INFORMATION - with reasonable promptness, such other data and information relating to the business, operations, affairs, financial or other condition, prospects, assets or properties of the Corporation or any of its Subsidiaries or relating to the ability of the Corporation to perform its obligations under this Agreement and the Ancillary Agreements prepared by the Corporation in the normal course of business for the Corporation's management prior to such request as from time to time may be reasonably requested by any such holder of Common Shares.

8.2 INSPECTION. The Corporation shall permit an Investor, at the expense of the Investor and upon reasonable prior notice to the Corporation, to visit the principal executive office of the

Corporation, to discuss the affairs, finances and accounts of the Corporation and its Subsidiaries with the Corporation's officers, and, with the consent of the Corporation (which consent will not be unreasonably withheld) to visit the other offices and properties of the Corporation and each Significant Subsidiary, all at such reasonable times during normal business hours and as often as may be reasonably requested in writing.

9. EXPENSES, ETC. The Corporation shall pay up to $275,000 of the Investors' reasonable costs and expenses (including legal fees and disbursements) incurred in connection with the transactions contemplated by this Agreement and the Conversion Inducement Agreement (but excluding any reasonable costs and expenses incurred by the Investors in connection with the payment or issuance of the Contingent Consideration). Such expenses shall be paid in cash at the Closing by way of wire transfer of immediately available funds in accordance with the Investors' instructions.

10.      CONFIDENTIALITY

10.1 Neither the Investors nor the Corporation shall make any public disclosure, except to the extent required by law or the rules and procedures of the Exchanges, of the terms of this Agreement or regarding the transaction contemplated hereby without the prior consent of the other, such consent not to be unreasonably withheld. The wording of any public disclosure to be made in respect of the transactions contemplated by this Agreement must be approved by each of the Corporation and the General Partner. This Section 10.1 shall survive any termination of this Agreement.

10.2     CONFIDENTIAL INFORMATION.

         (a) Any information furnished to an Investor (or an Investor's Affiliate) concerning the Corporation under Sections 8.1(a) and (e) and Section 8.2 hereof (including through its director nominees) shall be deemed to be "CONFIDENTIAL INFORMATION." Notwithstanding the generality of the foregoing, information that is publicly available or becomes publicly available other than through disclosure by an Investor (or an Investor's Affiliate) or its Representatives (as defined below) or otherwise was known to an Investor (or an Investor's Affiliate) or its Representatives prior to disclosure to any of them by the Corporation or its Representatives other than as a result of disclosure by a Person under an obligation of confidentiality to the Corporation known to an Investor (or an Investor's Affiliate) or its Representatives shall not be deemed to be Confidential Information.

         (b) Except as may be otherwise required by law, legal process or the rules of any securities regulatory organization (in which event the Investors shall provide advance notice to the Corporation, to the extent practicable), each Investor shall (and shall use its reasonable best efforts to cause its Affiliates to) keep all Confidential Information confidential, and shall not disclose it to anyone except to another Investor or an Investor's Affiliate and to its and their own employees, directors, attorneys, accountants, financial advisers and other consultants and agents with a need to know (collectively, "REPRESENTATIVES") (and each Investor shall be responsible for any violation of the terms hereof by its Representatives) or to such Persons as required by law. Each Person to whom such Confidential Information is disclosed must be advised of its confidential nature and of the terms of this Section 10.2. The Investors acknowledge that Confidential Information may include material, non-public information and that the United States and Canadian federal, state and provincial securities laws restrict the ability of any Person in possession of such information to acquire or dispose of affected securities, and that such laws impose liability on such Person for doing so.

         (c) This Section 10.2 shall survive any termination of this Agreement.

11.      GENERAL PROVISIONS

11.1 NOTICES. Any notice, direction or other instrument required or permitted to be given or made hereunder shall be in writing and shall be sufficiently given or made if delivered in person to the address set forth below or if facsimiled or sent by other means of recorded electronic communication and confirmed by delivery as soon as practicable thereafter.

Notices to the Corporation shall be addressed as follows:

                  Moore Corporation Limited
                  c/o Moore Executive Office
                  One Canterbury Green
                  Stamford, CT 06901

                  Attention:        Chief Financial Officer
                  Fax:              203-406-3855

with copies to:

                  Moore Corporation Limited
                  c/o Moore Executive Office
                  One Canterbury Green
                  Stamford, CT 06901


                  Attention:        General Counsel
                  Fax:              203-406-3856

Notices to the Investors shall be addressed as follows:

                  Greenwich Street Capital Partners II, L.P.
                  GSCP Offshore Fund, L.P.
                  Greenwich Fund, L.P.
                  Greenwich Street Employees Fund, L.P.
                  TRV Executive Fund, L.P.
                  c/o Greenwich Street Investments II, L.L.C., General Partner 12 East 49th Street - Suite 3200

                  New York, New York, 10017

                  Attention:        Matthew Kaufman
                  Fax:              212-884-6184

with copies to:

                  Squadron Ellenoff Plesent & Sheinfeld LLP
                  551 Fifth Avenue
                  New York, NY 10176

                  Attention:        Mitchell S. Ames
                  Fax:              212-697-6686

Any notice, direction or other communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery, if delivered, or on the day of sending if sent by facsimile or other means of recorded electronic communication (provided such day of delivery or sending is a Business Day and, if not, then on the first Business Day thereafter). Any party hereto may change its address for notice to the other parties by notice given in the manner aforesaid.

11.2 ASSIGNMENT. No party hereto may assign this Agreement or its rights or obligations hereunder without the prior written consent of the other parties, except that the Investors may assign its rights and obligations hereunder, in whole or in part, to any Affiliate of an Investor; provided, that any such assignee agrees to be bound by the terms and conditions of this Agreement relating to the assigned portion of the Agreement.

11.3 ENUREMENT. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

11.4 FURTHER ASSURANCES. Each of the parties agrees to take all such reasonable actions as may be requested by any other party hereto to implement and give full effect to the provisions of this Agreement.

11.5 TIME OF THE ESSENCE. Time shall be of the essence of this Agreement.

11.6 ENTIRE AGREEMENT. This Agreement, the Ancillary Agreements and the Conversion Inducement Agreement constitute the entire agreement between the parties hereto pertaining to the transfer of the Subco Preferred Shares upon the conditions described herein and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no other agreements between the parties in connection with such subject matter hereof. No supplement, modification or termination of this Agreement and the Ancillary Agreements shall be binding unless executed in writing by both of the parties hereto.

11.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when taken together shall constitute this Agreement.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.


                        MOORE CORPORATION LIMITED



                        By: _________________________________________________
                            Name:
                            Title:




                        GREENWICH STREET CAPITAL PARTNERS II, L.P.

                        GSCP OFFSHORE FUND, L.P.

                        GREENWICH FUND, L.P.

                        GREENWICH STREET EMPLOYEES FUND, L.P.

                        TRV EXECUTIVE FUND, L.P.

                        By: Greenwich Street Investments II, L.L.C., its
                            General Partner



                        By: ________________________________________________
                            Name:
                            Title:

                                   SCHEDULE A
                                   ----------

                              SCHEDULE OF INVESTORS
                              ---------------------

Investor                                                               Number of Initial Shares
--------                                                               ------------------------
Greenwich Street Capital Partners II, L.P.                                    1,474,074
GSCP Offshore Fund, L.P.                                                         30,731
Greenwich Fund, L.P.                                                             49,932
Greenwich Street Employees Fund, L.P.                                            87,998
TRV Executive Fund, L.P.                                                          7,265
                                                                              ---------
                                                        Total:                1,650,000
                                                                              ---------

                                    EXHIBIT 1
                                    ---------

                      FORM OF REGISTRATION RIGHTS AGREEMENT
                      -------------------------------------

                                    EXHIBIT 2
                                    ---------

                   OPINIONS TO BE DELIVERED BY THE CORPORATION
                   -------------------------------------------

(a) Favorable written opinions from nationally-recognized counsel (in the appropriate jurisdiction) (reasonably satisfactory to the Investors) to the Corporation (who may rely on certificates from the Corporation with respect to factual matters), dated the Closing Date and satisfactory in scope and substance to the Investors and its counsel, acting reasonably, with respect to the following substantive matters:

                        (i)         the Corporation is a corporation
                                    incorporated under the laws of the Province of Ontario and has all necessary corporate power and authority to own its property and to execute and deliver this Agreement and the Ancillary Agreements and to perform all its respective obligations hereunder and thereunder;

                        (ii) all necessary corporate action has been taken by the Corporation to authorize the issuance of the Initial Shares and the execution and delivery of this Agreement and the Ancillary Agreements and, upon issuance the Initial Shares will have been validly issued, as fully paid and non-assessable Common Shares;

                        (iii) no action of the shareholders of the Corporation is required to authorize the issuance of the Initial Shares and the execution and delivery of this Agreement and the Ancillary Agreements;

                        (iv) each of this Agreement and the Ancillary Agreements has been duly executed and delivered by the Corporation;

                        (v) the authorization, execution, delivery and performance by the Corporation of this Agreement and the Ancillary Agreements and the issuance of the Initial Shares do not conflict with, and do not result in a breach of, the articles or by-laws of the Corporation;

                        (vi) the issuance of the Initial Shares to the Investors pursuant to this Agreement are exempt from the registration and prospectus requirements of the Ontario Securities Act; and

                        (vii) the issuance of the Initial Shares to the Investors pursuant to this Agreement are not in violation of United States federal securities laws.

(b) Favorable written opinion from in-house counsel or any reputable outside counsel to the Corporation (at the Corporation's election), dated the Closing Date and satisfactory in scope and substance to the Investors and its counsel, acting reasonably, with respect to the following substantive matters:

                         (i) the Corporation is duly qualified to carry on business in all jurisdictions in which it currently carries on business, and has all necessary corporate power and authority to carry on its business as aforesaid; and

                         (ii) none of: (A) the authorization, execution, delivery or performance by the Corporation of this Agreement or the Ancillary Agreements, including, without limitation, or (B) the allotment and issuance of the Initial Shares as provided herein, will contravene, result in any breach of or is in conflict with and does not and will not result in a breach of and does not and will not create a state of facts which after notice or lapse of time or both will result in a breach of any of the terms or provisions of the articles or by-laws of the Corporation, the resolutions of the directors or shareholders of the Corporation or any Material Contract to which the Corporation is a party or by which the Corporation or the Properties or assets of the Corporation are bound or results in the creation or imposition of any Lien upon any of the Material Properties or assets of the Corporation pursuant to the terms of any Material Contract.

(c) Favorable written opinions from nationally-recognized counsel (in the appropriate jurisdiction) (reasonably satisfactory to the Investors) to Subco (who may rely on certificates from Subco with respect to factual matters), dated the Closing Date and satisfactory in scope and substance to the Investors and its counsel, acting reasonably, with respect to the following substantive matters:

                         (i) Subco is a corporation incorporated under the laws of the State of Delaware and has all necessary corporate power and authority to own its property and to execute and deliver this Agreement and to perform all its obligations hereunder;

                         (ii) all necessary corporate action has been taken by Subco to authorize the issuance of the Subco Preferred Shares and the execution and delivery of this Agreement and, upon issuance the Subco Preferred Shares will have been validly issued, as fully paid and non-assessable shares;

                         (iii) all necessary action of the shareholders of Subco has been taken to authorize the creation of the Subco Preferred Shares and the execution and delivery of this Agreement;

                         (iv) this Agreement has been duly executed and delivered by Subco;

                         (v) the authorization, execution, delivery and performance by Subco of this Agreement and the issuance of the Subco Preferred Shares do not conflict with, and do not result in a breach of, the articles or by-laws of Subco;

                         (vi) the issuance of the Subco Preferred Shares to the Partnership pursuant to the Conversion Inducement Agreement and the distribution of the Subco Preferred Shares to the limited partners of the Partnership are exempt from the registration and prospectus requirements of the Ontario Securities Act;

                         (vii) the acquisition of the Corporation of the Subco Preferred Shares from the Investors does not constitute a "take-over bid" or an "issuer bid" for the purposes of Part XX of the Securities Act (Ontario); and

                         (viii) the issuance of the Subco Preferred Shares to the Partnership pursuant to the Conversion Inducement Agreement and the distribution of the Subco Preferred Shares to the limited partners of the Partnership are not in violation of United States federal securities laws.

(d) A favorable written opinion from in-house counsel or any reputable outside counsel to Subco (at Subco's election), dated the Closing Date and satisfactory in scope and substance to the Investors and their counsel, acting reasonably, with respect to the following substantive matters:

                         (i) Subco is duly qualified to carry on business in all jurisdictions in which it currently carries on business, and has all necessary corporate power and authority to carry on its business as aforesaid; and

                         (ii) none of: (A) the authorization, execution, delivery or performance by Subco of this Agreement, including, without limitation, the allotment and issuance of the Subco Preferred Shares; or (B) the issuance of the Subco Preferred Shares as provided herein,
                                    (x) will violate the provision of any
                                    statute or other rule or regulation of any Governmental Authority or (y) will contravene, result in any breach of or is in conflict with and does not and will not result in a breach of and does not and will not create a state of facts which after notice or lapse of time or both will result in a breach of any of the terms or provisions of the articles or by-laws of Subco.